EXHIBIT 99.1

American Science and Engineering, Inc. Reports Results for

Third Quarter Fiscal Year 2013 and Declares a Quarterly Dividend

•                  Year to date bookings up 9% from same period last year

•                  Backlog up 5% from same period last year

•                  Q3 FY13 Earnings per Share of $0.73

BILLERICA, Mass. — February 11, 2013 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray detection solutions, today reports its financial results for the third quarter of fiscal year 2013 ended December 31, 2012. The Company is reporting revenues of $50,803,000 as compared with revenues of $57,907,000 for the third quarter of fiscal year 2012, net income of $6,093,000 as compared with net income of $7,535,000 for the third quarter of fiscal year 2012, and earnings per share of $0.73 as compared with earnings per share of $0.84 for the third quarter of fiscal year 2012.

For the first nine months of fiscal year 2013 ended December 31, 2012, the Company reported revenues of $144,400,000 compared with revenues of $163,788,000 for the same period in the prior fiscal year, net income of $16,694,000 compared with net income of $20,079,000 for the same period in the prior fiscal year, and earnings per share of $1.95 compared with earnings per share of $2.18 for the prior fiscal year.

The Company is reporting $48,243,000 in bookings for the third quarter of fiscal year 2013 as compared with $55,813,000 in bookings for the third quarter of the prior fiscal year. For the first nine months of fiscal year 2013 the Company reported bookings of $171,539,000 as compared with bookings of $157,617,000 for the same period of the prior fiscal year. Backlog at December 31, 2012 was $219,710,000 as compared with $209,057,000 at December 31, 2011.

“Global economic uncertainties continue to impact spending in our sector — affecting us and our competitors with lower business volumes for products,” commented Anthony Fabiano, AS&E’s President and Chief Executive Officer.   “During fiscal 2013, in light of these uncertainties, we initiated a number of cost-saving measures realigning our organization structures, streamlining business processes, and scrutinizing our operating expenses and were successful in reducing overall costs.  As we prepare for fiscal 2014, we will be implementing further cost-cutting measures, including a reduction in workforce, focused on right-sizing our organization to address this continuing uncertain demand.”

Fabiano continued, “Orders in the quarter included a strategic prime contract award to secure the new megaport of Khalifa, Abu Dhabi.  AS&E was selected by Abu Dhabi as the security systems integrator to deliver an integrated detection solution for multiple export and import security lanes.  This is the second award from our key customer for the new port to create a best-in-class security solution.  Additionally, we are honored to have been awarded ‘Best Explosives Detection Solution’ for our ZBV by the 2012 GSN Homeland Security News magazine at the 2012 Homeland Security Awards.  It is always gratifying when our proprietary technologies and innovative products are recognized for their effectiveness in meeting constantly evolving security needs worldwide.  We believe that there continues to be a high demand for our proprietary technology.  We are also encouraged by the potentially strong demand for explosives detection in hostile sectors of the Middle East and Africa.”

Continuing with its dividend program started in August 2007, the Company is declaring a quarterly cash dividend of $0.50 per share, payable on March 4, 2013 to the holders of record at the close of business on February 18, 2013.

As previously announced, Anthony Fabiano, AS&E’s President and Chief Executive Officer, and Ken Galaznik, AS&E’s Senior Vice President, Chief Financial Officer and Treasurer, will host the conference call on Monday, February 11, 2013 at 4:30 p.m. ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-877-303-9143 at least 10 minutes prior to its starting time. For international participants, dial 1-760-536-5194. The conference identification number is 91245345.  You will be placed on hold until the conference call is ready to begin.  The live audio webcast can be accessed through the investor relations section of the Company’s website at http://ir.as-e.com/eventdetail.cfm?eventid=120623.

An audio replay of the teleconference will be available, in its entirety, starting Monday, February 11, 2013 at 7:30 p.m. ET for a 48-hour period by dialing 1-855-859-2056. Internationally, please dial 1-404-537-3406. The conference identification number is 91245345. The replay will also be available through the Company’s website at http://ir.as-e.com/events.cfm.

About AS&E

American Science and Engineering, Inc. (AS&E) is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter™ technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E® systems protect high-threat facilities and help combat terrorism, trade fraud, drug smuggling, weapon smuggling, illegal immigration, and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), Abu Dhabi Customs, and Saudi Arabia Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

asadowski@as-e.com

1-978-262-8828

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Total net sales and contract revenues	$50,803	$57,907	$144,400	$163,788

Total cost of sales and contracts	28,103	31,462	79,230	88,320
Gross profit	22,700	26,445	65,170	75,468

Expenses:
Selling, general and administrative expenses	8,280	9,091	21,173	26,728
Research and development costs	5,242	6,113	18,862	18,727
Total operating expenses	13,522	15,204	40,035	45,455

Operating income	9,178	11,241	25,135	30,013
Interest and other, net	54	176	159	410
Income before provision for income taxes	9,232	11,417	25,294	30,423
Provision for income taxes	3,139	3,882	8,600	10,344

Net income	$6,093	$7,535	$16,694	$20,079

Income per share - Basic	$0.74	$0.84	$1.97	$2.21
Income per share - Diluted	$0.73	$0.84	$1.95	$2.18

Weighted average shares - Basic	8,247	8,924	8,488	9,088
Weighted average shares - Diluted	8,307	9,009	8,542	9,193

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2012	March 31, 2012
Assets
Current assets:
Cash and cash equivalents	$34,149	$24,369
Restricted cash and investments	16,183	11,707
Short-term investments, at fair value	117,865	170,834
Accounts receivable, net	40,152	25,439
Unbilled costs and fees	4,065	3,206
Inventories, net	44,417	48,179
Other current assets	10,639	13,715
Total current assets	267,470	297,449

Non-current assets:
Building, equipment and leasehold improvements, net	16,736	17,998
Restricted cash and investments	1,091	4,183
Other assets	7,475	5,235
Total assets	$292,772	$324,865
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$6,569	$7,461
Customer deposits	24,611	15,031
Deferred revenue	15,296	16,731
Other current liabilities	20,026	19,420
Total current liabilities	66,502	58,643

Non-current liabilities:
Lease financing liability	3,288	4,403
Other non-current liabilities	4,618	3,013
Total liabilities	74,408	66,059

Stockholders’ equity	218,364	258,806
Total liabilities and stockholders’ equity	$292,772	$324,865

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Nine Months Ended
	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net income	$16,694	$20,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,821	4,293
Provisions for contracts, inventory and accounts receivable reserves	3,503	2,746
Amortization of bond premium	2,151	1,895
Deferred income taxes	152	1,559
Other	(59)	(24)
Stock compensation (credit) expense	(85)	1,459

Changes in assets and liabilities:
Accounts receivable	(14,907)	10,117
Unbilled costs and fees	(859)	13,497
Inventories	453	(1,663)
Prepaid expenses and other assets	684	(2,212)
Accounts payable	(892)	(803)
Accrued income taxes	879	(52)
Customer deposits	9,580	8,208
Deferred revenue	81	(1,922)
Accrued expenses and other liabilities	(296)	(5,687)
Net cash provided by operating activities	20,900	51,490

Cash flows from investing activities:
Purchases of short-term investments	(99,719)	(217,785)
Proceeds from sales and maturities of short-term investments	150,514	151,937
Purchases of property and equipment, net	(2,500)	(3,751)
Net cash provided by (used for) investing activities	48,295	(69,599)

Cash flows from financing activities:
(Increase) decrease in restricted cash and investments	(1,384)	15,830
Proceeds from exercise of stock options	1,079	2,835
Repurchase of shares of common stock	(45,347)	(20,050)
Repayment of leasehold financing liability	(1,003)	(990)
Payment of common stock dividend	(12,760)	(9,964)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	—	(201)
Net cash used for financing activities	(59,415)	(12,540)

Net increase (decrease) in cash and cash equivalents	9,780	(30,649)
Cash and cash equivalents at beginning of period	24,369	60,144
Cash and cash equivalents at end of period	$34,149	$29,495

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